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                                                                    EXHIBIT 10.1

                         NATIONAL INTERSTATE CORPORATION
                            LONG TERM INCENTIVE PLAN

      1. PURPOSE OF THE PLAN. The purpose of this Plan is to attract, retain and motivate directors, consultants, officers and other key employees of National Interstate Corporation (the "Company") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance and contribution. The Company previously adopted the 1998 National Interstate Corporation Stock Option Plan, as amended (the "Prior Plan"). The Company has amended and restated the Prior Plan as the National Interstate Corporation Long Term Incentive Plan, effective as of August 5, 2004 (the "Effective Date"), subject to the approval of the Company's stockholders. Upon the approval of the adoption of the Plan by the Company's stockholders, the Plan will replace and supersede the Prior Plan, provided that awards granted thereunder prior to the Effective Date will continue in accordance with their terms.

      2. DEFINITIONS. Capitalized terms used herein shall have the meanings assigned to such terms in this Section 2.

            "Applicable Laws" means the requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where awards are granted under the Plan.

            "Appreciation Right" means a right granted pursuant to Section 5 or
Section 9 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

            "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

            "Board" means the Board of Directors of the Company.

            "Change in Control" means any of the following events:

            (i) Any person or group of persons acting together (with or without the approval of the Board) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of Directors (collectively, the "Company Voting Securities"); provided that, if any such person's or persons' beneficial ownership of the Company Voting Securities reaches or exceeds thirty percent (30%) as a result of a transaction described in paragraph (c)(i) below, and such person or persons subsequently acquire beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such person or persons to own thirty percent

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      (30%) or more of the Company Voting Securities; and provided, further, that if at least a majority of the Board determines in good faith that such person or persons have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the Company Voting Securities inadvertently, and such person or persons divests as promptly as practicable a sufficient number of shares so that such person or persons beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than thirty percent (30%) of the Company Voting Securities, then no Change in Control shall have occurred as a result of such acquisition. Except that, for the purpose of this paragraph:

                  (a) Beneficial ownership of thirty percent (30%) or more of the combined voting power of the Company Voting Securities by any of
            (x) the Company or any of its Subsidiaries, (y) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (z) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company Voting Securities shall be ignored;

                  (b) Notwithstanding the foregoing, beneficial ownership,
            directly or indirectly, of Company Voting Securities by Great American Insurance Company ("GAIC") and any person acting together with GAIC shall not trigger a Change in Control under this definition unless and until GAIC (alone or together with such person(s)) beneficially owns, directly or indirectly, sixty-six and two thirds percent (66 2/3%) or more of the combined voting power of the Company Voting Securities; and

                  (c) The following acquisitions shall not be a Change in
            Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any person or group of persons pursuant to a transaction that complies with the provisions of paragraph (ii)(A), (B) and (C) below.

            (ii) The stockholders of the Company approve a definitive agreement of reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, acquisition of assets of another entity, or any similar transaction with any other entity (collectively, a "Business Combination") or, if the consummation of such Business Combination is subject, at the time of such approval by the stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting

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      from such Business Combination (including, without limitation, an entity that as a result of such Business Combination owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the Company Voting Securities, (B) no person or group of persons acting together (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding common shares of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination are Continuing Directors;

            (iii) Continuing Directors cease to constitute at least a majority of the Directors; or

            (iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Committee" means the Compensation Committee described in Section 16 of the Plan.

            "Common Shares" means shares of common stock, par value $0.01, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

            "Company" has the meaning given such term in Section 1 of the Plan.

            "Continuing Director" means any Director who either (i) was a Director on the Effective Date, or (ii) becomes a Director after the Effective Date and: (A) whose appointment or election was duly approved by the vote of a majority of the Continuing Directors who were Directors at the time of the appointment or election; or (B) whose nomination for election by the Company's stockholders was included in the Company's proxy statement in which such individual was named as one of the Company's Director nominees where such proxy statement was approved by a majority of the Continuing Directors who were Directors at the time of the nomination.

            "Covered Employee" means a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of
Section 162(m) of the Code (or any successor provision).

            "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Units or Performance Shares or a grant or sale

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of Restricted Shares or Deferred Shares, or awards granted under Section 10 shall become effective.

            "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

            "Deferred Shares" means an award made pursuant to Section 8 or
Section 9 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

            "Director" means a member of the Board of Directors of the Company.

            "Effective Date" has the meaning given such term in Section 1 of the Plan.

            "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Deferred Shares, or awards granted under Section 10. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

            "Free-Standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

            "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision. For purposes of clarity, Incentive Stock Options may only be granted to officers and other key employees of the Company and its Subsidiaries.

            "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares or, when so determined by the Committee, Option Rights, Appreciation Rights and Restricted Shares pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee that is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code shall be based on specified levels of or growth in one or more of the following criteria: revenues, earnings from operations, earnings from underwriting activities, earnings from investment activities, earnings before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders earnings before or after interest, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by

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operations, cash flow in excess of cost of capital, operating margin, profit margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Management Objectives may be stated as a combination of the listed factors. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 12 of this Plan) render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

            "Market Value per Share" means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or if applicable the Nasdaq National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of a Common Share as determined by the Committee.

            "Non-Employee Director" means a Director who is not an employee of the Company or any Subsidiary.

            "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

            "Option Price" means the purchase price payable on exercise of an Option Right.

            "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

            "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time a consultant, an officer, or other key employee of the Company or any of its Subsidiaries, or who has agreed to commence serving in any such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares or any awards under Section 10.

            "Performance Period" means, in respect of a Performance Unit or Performance Share, a period of time established pursuant to Section 6 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

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            "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.

            "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 6 of this Plan.

            "Plan" means this National Interstate Corporation Long Term Incentive Plan, as amended from time to time.

            "Prior Plan" has the meaning given such term in Section 1 of the Plan.

            "Restricted Shares" means Common Shares granted or sold pursuant to
Section 7 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

            "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the per share Option Price or per share Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

            "Subsidiary" means a corporation, company or other entity which is designated by the Committee and in which the Company has a direct or indirect ownership or other equity interest, provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term "Subsidiary" has the meaning given to such term in Section 424 of the Code, as interpreted by the regulations thereunder and applicable law.

            "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

      3. SHARES AVAILABLE UNDER THE PLAN.

            b. Subject to adjustment as provided in Section 3(b) and Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights (other than Option Rights granted prior to the Effective Date under the Prior Plan) or Appreciation Rights, (ii) as Restricted Shares, (iii) in payment of Deferred Shares, (iv) in payment of Performance Units or Performance Shares that have been earned, (v) as awards to Non-Employee Directors, (vi) in payment of awards granted under Section 10 of the Plan or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 4,606 Common Shares, plus any shares described in Section 3(b). Notwithstanding the preceding sentence, but subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred upon the exercise of Option Rights granted prior to the Effective Date under the Prior Plan may not exceed 4,440 Common Shares, provided, however, that the number of shares specified in this sentence shall not be subject to Section 3(b). Such shares may be shares of original issuance, treasury shares or a combination of the foregoing.

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            c. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of Common Shares available in Section 3(a) above or otherwise specified in the Plan or in any award granted hereunder if the number of Common Shares actually delivered differs from the number of Common Shares previously counted in connection with an award. Common Shares subject to an award that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Shares to the Participant will again be available for awards, and Common Shares withheld in payment of the exercise price or taxes relating to an award and Common Shares equal to the number surrendered in payment of any exercise price or taxes relating to an award shall be deemed to constitute Common Shares not delivered to the Participant and shall be deemed to again be available for awards under the Plan. This Section 3(b) shall apply to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

            d. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan, following the Effective Date (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 4,606 Common Shares; (ii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 576 Common Shares during any calendar year; and (iii) no Non-Employee Director shall be granted Option Rights, Appreciation Rights, Restricted Shares and Deferred Shares, in the aggregate, for more than 345 Common Shares during any calendar year.

            e. Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of (i) Performance Shares, Restricted Shares specifying Management Objectives, or awards granted under Section 10 of the Plan specifying Management Objectives, in the aggregate, for more than 345 Common Shares or (ii) Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $375,000.

      4. OPTION RIGHTS. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

            b. Each grant shall specify the number of Common Shares to which it pertains, subject to adjustments as provided in Section 12 of this Plan.

            c. Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

            d. Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) with the approval of the Committee, by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

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            e. To the extent permitted by law, any grant may provide for (i)
deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates; (ii) payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Committee; or (iii) any combination of such methods.

            f. Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

            g. Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control, retirement, death or disability of the Optionee or other similar transaction or event as approved by the Committee.

            h. Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

            i. Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

            j. The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under
Section 5 of this Plan.

            k. No Option Right shall be exercisable more than 10 years from the Date of Grant.

            l. Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

            m. The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

      5. APPRECIATION RIGHTS.

            b. The Committee may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and
(ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be

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granted concurrently with such Incentive Stock Option. A Free-Standing
Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

            c. Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

                  (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

                  (iii) Each grant shall specify the period or periods of
            continuous service by the Employee with the Company or any Subsidiary that is necessary before the Appreciation Right or installments thereof will become exercisable and may provide for the earlier exercise of such Appreciation Rights in the event of a Change in Control, retirement, death or disability of the Employee or other similar transaction or event as approved by the Committee.

                  (iv) Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, identify any related Option Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

                  (v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

            d. Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

            e. Regarding Free-Standing Appreciation Rights only:

                  (i) Each grant shall specify in respect of each Free-Standing
            Appreciation Right a Base Price, which shall not be less than the Market Value per Share on the Date of Grant;

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                  (ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

                  (iii) No Free-Standing Appreciation Right granted under this
            Plan may be exercised more than 10 years from the Date of Grant.

            f. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.

      6. PERFORMANCE UNITS AND PERFORMANCE SHARES. The Committee may also authorize the granting to Participants of Performance Units and Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

            b. Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

            c. The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

            d. Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

            e. Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

            f. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

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            g. Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

            h. The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

      7. RESTRICTED SHARES. The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

            b. Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

            c. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

            d. Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control, retirement, or death or disability of the Employee or other similar transaction or event as approved by the Committee.

            e. Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

            f. Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

            g. Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

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            h. Each grant or sale of Restricted Shares shall be evidenced by an
Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

      8. DEFERRED SHARES. The Committee may also authorize the grant or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

            b. Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

            c. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

            d. Each such grant or sale shall be subject to a Deferral Period as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control, retirement, or death or disability of the Employee or other similar transaction or event as approved by the Committee.

            e. During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

            f. Each grant or sale of Deferred Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

      9. AWARDS TO NON-EMPLOYEE DIRECTORS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Non-Employee Directors of Option Rights under Section 4, Appreciation Rights under Section 5, Restricted Shares under Section 7, Deferred Shares under
Section 8, other awards under Section 10, or any combination of the foregoing.

      10. OTHER AWARDS.

            b. The Committee is authorized, subject to limitations under applicable law, to grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Committee shall determine.

            c. Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of the Plan.

            d. The Committee is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

      11. TRANSFERABILITY.

            b. Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

            c. The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 7 of this Plan, shall be subject to further restrictions on transfer.

      12. ADJUSTMENTS. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Performance Shares, Deferred Shares and share-based awards described in
Section 10 of the Plan granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, including the share split that is contemplated to be effective prior to the Company's proposed initial public offering (if any), or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets

(including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

      13. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

      14. WITHHOLDING TAXES. The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment and to the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit pursuant to procedures adopted by the Committee from time to time.

      15. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

      16. ADMINISTRATION OF THE PLAN.

            b. This Plan shall be administered by the Compensation Committee of the Board. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The Board may perform any function of the Committee hereunder, and the Board shall perform all functions of the Committee with respect to any award for a Non-Employee Director, in which case the term "Committee" shall refer to the Board.

            c. The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Units, Performance Shares or any awards granted under
Section 10 of the Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

      17. AMENDMENTS AND OTHER MATTERS.

            b. The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq National Market System or, if the Common Shares are not traded on the Nasdaq National Market System, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans or otherwise with or without stockholder approval. Without limiting the generality of the foregoing, the Board of Directors may amend this Plan to eliminate provisions which are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.

            c. Except as otherwise expressly provided in Section 19 hereof, the Committee shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price. Furthermore, no Option Right or Appreciation Right shall be cancelled and replaced with awards having a lower Option Price or Base Price, respectively, without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of "underwater" Option Rights and Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

            d. The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

            e. The Committee may condition the grant of any award or combination of awards authorized under this Plan on the deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

            f. In case of a Change in Control of the Company, or in the case of a termination of employment of a Participant by reason of death, disability or normal or early retirement, or in the case of hardship of a Participant or other special circumstances, the Committee may, in its sole discretion, accelerate the time at which any Option Right or Appreciation Right may be exercised or the time when a Performance Unit or Performance Share shall be deemed to have been fully earned or the time when a substantial risk of forfeiture or prohibition on transfer of Restricted Shares shall lapse or the time when a Deferral Period shall end. In addition, the Committee may, in its sole discretion, modify any Option Right or Appreciation Right to extend the period following termination of a Participant's employment to the Company or any Subsidiary during which such award will remain outstanding and be exercisable, provided that no such extension shall result in any award being exercisable more than ten years after the Date of Grant.

            g. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

            h. To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

            i. Subject to Section 20, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.

            j. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

            k. This Plan and each Evidence of Award shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

            l. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

      18. APPLICABLE LAWS. The obligations of the Company with respect to awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.

      19. PRIOR PLAN. Option Rights and dividend equivalents granted prior to the Effective Date under the Prior Plan shall be subject to the limitations contained in the following provisions:

            b. Unless and until forfeited, cancelled or terminated, and except as otherwise provided in this Section 19, each Option Right will become exercisable to the extent of one-fifth of the Common Shares specified in the Evidence of Award on December 31 of the year in which occurs the Date of Grant and on each of the first four anniversaries of such December 31. A Participant's Option Rights shall be forfeited (to the extent they have not become exercisable pursuant to the preceding sentence), if he or she ceases to be continuously employed by the Company and its Subsidiaries for any reason.

            c. A Participant's Option Rights and related dividend equivalents will terminate on the earliest of the following dates: (i) sixty days following the date of the Participant's termination of employment with the Company and its Subsidiaries for any reason; or (ii) ten years from the Date of Grant. Any dividend equivalents also shall terminate upon the exercise, forfeiture or cancellation of the related Option Rights.

            d. Any dividend equivalents shall be credited against the Option Price with respect to unvested Option Rights and shall be paid in cash with respect to vested Option Rights.

            e. Notwithstanding anything contained in this Plan to the contrary:
(i) with respect to Option Rights granted under the Prior Plan before January 1, 2004, the Company, in its sole discretion, may at any time require Participants to exercise all vested Option Rights, all unvested Option Rights, or both, and the Option Price of such Option Rights shall be reduced by 25%; and (ii) with respect to Option Rights granted under the Prior Plan on or after January 1, 2004, the Company, in its sole discretion, may at any time require Participants to exercise all vested Option Rights (without a reduction in the Option Price) and forfeit all unvested Option Rights.

      20. TERMINATION. No grant shall be made under this Plan more than 10 years after the date on which this amended Plan is approved by the Board of Directors of the Company, but all grants effective on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

                                 END OF DOCUMENT

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